                                                                    EXHIBIT 10.8


                                                                  EXECUTION COPY

================================================================================




                               CREDIT AGREEMENT


                                     among


                        CARIBINER INTERNATIONAL, INC.,


                               CARIBINER, INC.,


             The Several Lenders from Time to Time Parties Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent





                         dated as of December 4, 1996




===============================================================================

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I.  DEFINITIONS.....................................................   1

     SECTION 1.01.  Defined Terms...........................................   1
     SECTION 1.02.  Classification of Loans and Borrowings..................  19
     SECTION 1.03.  Terms Generally.........................................  19
     SECTION 1.04.  Accounting Terms; GAAP..................................  20

ARTICLE II.  AMOUNT AND TERMS OF LOANS......................................  20

     SECTION 2.01.  Reducing R/C Credit Commitments; Revolving
                Credit Commitments..........................................  20
     SECTION 2.02.  Reducing R/C Notes; Revolving Credit Notes..............  21
     SECTION 2.03.  Borrowing Procedure.....................................  21
     SECTION 2.04.  Fees....................................................  23
     SECTION 2.05.  Optional Prepayments and Termination or
                Mandatory Reduction of Commitments..........................  23
     SECTION 2.06.  Interest Elections......................................  25
     SECTION 2.07.  Funding of Borrowings...................................  26
     SECTION 2.08.  Interest................................................  26
     SECTION 2.09.  Alternate Rate of Interest..............................  27
     SECTION 2.10.  Increased Costs.........................................  27
     SECTION 2.11.  Break Funding Payments..................................  28
     SECTION 2.12.  Taxes...................................................  29
     SECTION 2.13.  Payments Generally; Pro Rata Treatment; Sharing of
                Set-offs....................................................  30

ARTICLE III.  REPRESENTATIONS AND WARRANTIES................................  31

     SECTION 3.01.  Organization; Powers....................................  31
     SECTION 3.02.  Authorization; Enforceability...........................  31
     SECTION 3.03.  Governmental Approvals; No Conflicts....................  32
     SECTION 3.04.  Financial Condition; No Material Adverse Change.........  32
     SECTION 3.05.  Properties..............................................  32
     SECTION 3.06.  Intellectual Property...................................  33
     SECTION 3.07.  Litigation and Environmental Matters....................  33
     SECTION 3.08.  Compliance with Laws and Agreements.....................  33
     SECTION 3.09.  Investment Company Act; Other Regulations...............  33
     SECTION 3.10.  Taxes...................................................  34

                                                                           Page
                                                                           ----

     SECTION 3.11.  Subsidiaries........................................... 34
     SECTION 3.12.  Purpose of Loans....................................... 34
     SECTION 3.13.  ERISA.................................................. 34
     SECTION 3.14.  Federal Regulations.................................... 34
     SECTION 3.15.  Disclosure............................................. 35
     SECTION 3.16.  Security Documents..................................... 35
     SECTION 3.17.  Labor Matters.......................................... 35
     SECTION 3.18.  Solvency............................................... 35

ARTICLE IV.  CONDITIONS PRECEDENT.......................................... 36

     SECTION 4.01.  Effective Date......................................... 36
     SECTION 4.02.  Conditions to Each Loan................................ 38
     SECTION 4.03.  Conditions to Each Loan for Future Material Acquisition 39

ARTICLE V.  AFFIRMATIVE COVENANTS.......................................... 40

     SECTION 5.01.  Financial Statements and Other Information............. 40
     SECTION 5.02.  Notices of Material Events............................. 42
     SECTION 5.03.  Existence; Conduct of Business......................... 43
     SECTION 5.04.  Payment of Obligations................................. 43
     SECTION 5.05.  Maintenance of Properties; Insurance................... 43
     SECTION 5.06.  Books and Records; Inspection Rights................... 43
     SECTION 5.07.  Compliance with Laws; Contractual Obligations.......... 43
     SECTION 5.08.  Environmental Laws..................................... 44
     SECTION 5.09.  Further Assurances; Security Interests................. 44
     SECTION 5.10.  Additional Collateral.................................. 44
     SECTION 5.11.  Use of Proceeds........................................ 45

ARTICLE VI.  NEGATIVE COVENANTS............................................ 45

     SECTION 6.01.  Financial Condition Covenants.......................... 46
     SECTION 6.02.  Limitation on Indebtedness............................. 46
     SECTION 6.03.  Limitation on Liens.................................... 47
     SECTION 6.04.  Limitation on Guarantees............................... 48
     SECTION 6.05.  Limitations on Fundamental Changes..................... 48
     SECTION 6.06.  Limitation on Sale of Assets........................... 49
     SECTION 6.07.  Limitation on Investments, Loans and Advances.......... 49
     SECTION 6.08.  Limitation on Optional Payments and Modifications of
                Subordinated Debt Instruments.............................. 50
     SECTION 6.09.  Limitation on Transactions with Affiliates............. 50
     SECTION 6.10.  Limitation on Sales and Leasebacks..................... 51
     SECTION 6.11.  Limitation on Changes in Fiscal Year................... 51
     SECTION 6.12.  Limitation on Negative Pledge Clauses.................. 51
     SECTION 6.13.  Limitation on Lines of Business........................ 51

                                                                          Page
                                                                          ----


     SECTION 6.14.  Restrictions Affecting Subsidiaries.................... 51

ARTICLE VII.  EVENTS OF DEFAULT............................................ 51

ARTICLE VIII.  GUARANTEE................................................... 53

     SECTION 8.01.  Guarantee.............................................. 54
     SECTION 8.02.  No Subrogation......................................... 54
     SECTION 8.03.  Amendments, etc., with respect to the Obligations...... 54
     SECTION 8.04.  Guarantee Absolute and Unconditional................... 55
     SECTION 8.05.  Reinstatement.......................................... 55
     SECTION 8.06.  Payments............................................... 56

ARTICLE IX.  THE ADMINISTRATIVE AGENT...................................... 56

     SECTION 9.01.  Appointment............................................ 56
     SECTION 9.02.  Delegation of Duties................................... 56
     SECTION 9.03.  Exculpatory Provisions................................. 56
     SECTION 9.04.  Reliance by Administrative Agent....................... 57
     SECTION 9.05.  Notice of Default...................................... 57
     SECTION 9.06.  Non-Reliance on Administrative Agent and Other Lenders. 57
     SECTION 9.07.  Indemnification........................................ 58
     SECTION 9.08.  Administrative Agent in Its Individual Capacity........ 58
     SECTION 9.09.  Successor Administrative Agent......................... 59

ARTICLE X.  MISCELLANEOUS.................................................. 59

     SECTION 10.01.  Amendments and Waivers................................ 59
     SECTION 10.02.  Notices............................................... 60
     SECTION 10.03.  No Waiver; Cumulative Remedies........................ 61
     SECTION 10.04.  Survival of Representations and Warranties............ 61
     SECTION 10.05.  Payment of Expenses and Taxes......................... 61
     SECTION 10.06.  Successors and Assigns; Participations and Assignments 62
     SECTION 10.07.  Adjustments; Set-off.................................. 64
     SECTION 10.08.  Counterparts.......................................... 65
     SECTION 10.09.  Severability.......................................... 65
     SECTION 10.10.  Integration........................................... 65
     SECTION 10.11.  GOVERNING LAW......................................... 65
     SECTION 10.12.  Submission To Jurisdiction; Waivers................... 65
     SECTION 10.13.  Acknowledgements...................................... 66
     SECTION 10.14.  WAIVERS OF JURY TRIAL................................. 66
     SECTION 10.15.  Headings.............................................. 66
     SECTION 10.16.  Confidentiality....................................... 66

SCHEDULES:

Schedule 1                -      Commitments and Lender Information
Schedule 3.07             -      Disclosed Matters
Schedule 3.11             -      Subsidiaries
Schedule 3.16(b)          -      Offices for Filing Financing Statements
Schedule 4.01(b)(i)       -      Contingent Liabilities
Schedule 4.01(b)(ii)      -      Litigation
Schedule 4.01(b)(iii)     -      Capital Leases
Schedule 6.02(d)          -      Indebtedness
Schedule 6.03(e)          -      Existing Liens
Schedule 6.04             -      Guarantees


EXHIBITS:

Exhibit A-1               -      Form of Reducing R/C Note
Exhibit A-2               -      Form of Revolving Credit Note
Exhibit B                 -      Form of Assignment and Acceptance
Exhibit C-1               -      Form of Opinion of Counsel to the Parent, the
                                 Borrower and Ingleby
Exhibit C-2               -      Form of Opinion of Special English Counsel
Exhibit D-1               -      Form of Parent Pledge Agreement
Exhibit D-2               -      Form of Ingleby Pledge Agreement
Exhibit D-3               -      Form of CHUK Pledge Agreement
Exhibit E                 -      Form of Security Agreement
Exhibit F                 -      Form of Ingleby Guarantee
Exhibit G                 -      Form of Closing Certificate

          CREDIT AGREEMENT, dated as of December 4, 1996, among CARIBINER INTERNATIONAL, INC., a Delaware corporation (the "Parent"), CARIBINER, INC., a
                                                  ------
New York corporation, as Borrower (the "Borrower"), the several banks and other
                                        --------
financial institutions from time to time parties to this Agreement (the

"Lenders"), and THE CHASE MANHATTAN BANK, as Administrative Agent for the
 -------
Lenders hereunder (in such capacity, the "Administrative Agent").
                                          --------------------


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Parent and the Borrower have requested the Lenders to provide revolving credit facilities, the proceeds of which will be used by the Parent, the Borrower or their subsidiaries (i) to finance the purchase of assets and/or businesses, which in each case do not result in a material change in the nature of the businesses engaged in by the Parent and its subsidiaries taken as a whole, including the fees, costs and expenses incurred in connection with such purchases, (ii) to finance the working capital requirements, and for general corporate purposes, of the Parent and its subsidiaries, (iii) to refinance all outstanding indebtedness of the Borrower under the Existing Credit Agreement and Existing Credit Line (as such terms are defined below); and

          WHEREAS, the Lenders are willing to provide such revolving credit facilities on the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                          ARTICLE I.     DEFINITIONS

                 SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                                --------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquiree" means any Person to be acquired, or the assets and business
           --------
of which is to be acquired, in a Future Acquisition.

          "Acquisition Date" means, with respect to any Future Acquisition, the
           ----------------
date of execution of the purchase agreement with respect to such Future Acquisition.

          "Acquisition Documents" means the purchase agreement or other
           ---------------------
acquisition agreement and any other material agreements or instruments related thereto executed in connection with any Future Acquisition.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for
           ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" shall have the meaning assigned to such in the
           --------------------
preamble hereof.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, none of the Wholly Owned Subsidiaries of the Parent shall be the Parent's Affiliate.

          "Aggregate Commitment" means, collectively, the Reducing R/C
           --------------------
Commitments of all Lenders and the Revolving Credit Commitments of all Lenders.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" means, with respect to each Type of Loan, the
           -----------------
Applicable Margins set forth below under the column for such Type based on the ratio of Consolidated Funded Debt to Consolidated EBITDA for the most recently ended four consecutive fiscal quarters:

                                            Applicable Margin
                                            -----------------
         Consolidated Funded Debt           Eurodollar     ABR
       to Consolidated EBITDA Ratio            Loans      Loans
    ---------------------------------       ----------    -----
Greater than 3.0 to 1.0                       1.875%      .625%
Greater than 2.5 to 1.0 but less than or      1.625%      .375%
equal to 3.0 to 1.0
Greater than 2.0 to 1.0 but less than or      1.375%      .125%
equal to 2.5 to 1.0
Less than or equal to 2.0 to 1.0              1.125%      .0%
provided that the effective date of any change in the Applicable Margin shall be
--------
the fifth day following the date on which the Administrative Agent has received the financial statements and certificates of the Parent required to be delivered pursuant to Sections 5.01 (a), (b) and (c) and provided further if any such
                                               --------
financial statements and certificates are not delivered by the time required by such Sections the Applicable Margin shall be 1.875% or .625%, as the case may be, from the fifth day after the date on which such financial statements and certificates are required to be delivered to the Administrative Agent pursuant to Sections 5.01(a), (b) and (c) until the date on which such required financial statements and certificates are received.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                             --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

          "Authorized Officer" means the Chief Financial Officer of the Borrower
           ------------------
or any individual designated as such in writing by such Chief Financial Officer.

          "Available Commitments" means, collectively, the Available Reducing
           ---------------------
R/C Commitment and Available Revolving Credit Commitment.

          "Available Reducing R/C Commitment" means, as to any Lender at any
           ---------------------------------
time, an amount equal to the excess, if any, of (a) the amount of such Lender's Reducing R/C Commitment over (b) such Lender's Reducing R/C Commitment Percentage of the aggregate outstanding principal amount of all Reducing R/C Loans.

          "Available Revolving Credit Commitment" means, as to any Lender at any
           -------------------------------------
time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding principal amount of all Revolving Credit Loans.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
           ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" shall have the meaning assigned to such term in the
           --------
preamble hereof.

          "Borrowing" means a borrowing consisting of Loans of the same Type
           ---------
made, converted or continued on the same day by the Lenders, as to which a single Interest Period is in effect.

          "Borrowing Date" means any Business Day specified in a Borrowing
           --------------
Request, as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital Expenditure"  means, for any period, the amount equal to the
           -------------------
sum (without duplication) of all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by the Parent and its Subsidiaries during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the Parent and its Subsidiaries for such period; provided that the term
                                                          --------
"Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced,
(b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale.

                 "Capital Lease" means any lease of (or other arrangement
                 --------------
conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" means (i) securities issued or directly and fully
           ----------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii)
                                                  ----------------------
U.S. dollar denominated (or foreign currency fully hedged) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent
                                           -------------
company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to the principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's, (vii) U.S. dollar denominated time and demand deposit accounts with any domestic commercial banks insured by the Federal Deposit Insurance Corporation with an aggregate balance not to exceed $100,000 in the aggregate at any time at any such bank, (viii) investments in money market mutual funds having assets in excess of $2,500,000,000, and (x) federally tax exempt securities rated A or better by either S&P or Moody's.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Warburg, its Affiliates and any other Person which is an Affiliate of the Parent as of the date hereof, of shares representing more than 30% (or such higher percentage as shall be owned at such time by Warburg and/or its Affiliates) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who are not Continuing Directors; or (c) the Parent ceases to own, directly or indirectly, all of the issued and outstanding Capital Stock of the Borrower.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHUK" means Caribiner Holdings (UK) Limited, a company organized
           ----
under the law of the United Kingdom.

          "CHUK Pledge Agreement" means the Mortgage of Shares, dated December
           ---------------------
4, 1996, to be executed and delivered by the Parent and the Administrative Agent, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "Class" when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Reducing R/C Revolving Loans or Revolving Credit Loans.

          "Closing Date" means December 4, 1996.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means all assets of the Loan Parties, now owned or
           ----------
hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitments" means, collectively, the Reducing R/C Commitments and
           -----------
the Revolving Credit Commitments.

          "Consolidated Current Assets" means, at a particular date, the sum of
           ---------------------------
all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries at such date.

          "Consolidated Current Liabilities" means at a particular date, all
           --------------------------------
amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) (excluding the current portion of "long term debt" (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries at such date.

          "Consolidated Debt Service" means, for any period of four consecutive
           -------------------------
fiscal quarters, repayment obligations during such period in respect of the principal of Consolidated Funded Debt (other than the Capital Leases), including, without limitation, the amount of all repayments of the Revolving R/C Loans as a result of the mandatory reduction of the Reducing R/C Commitment pursuant to Section 2.05(c) but excluding (i) all other repayments of the Loans, including, without limitation, the amount of all repayments made in connection with the paydown obligation of the Revolving Credit Commitment pursuant to the proviso of the last sentence of Section 2.01(b), and (ii) the principal amount of any Indebtedness of the Parent and its Subsidiaries repaid in connection with the initial public offering by the Parent of its common stock in 1996.

          "Consolidated EBITDA" means, for any period, the sum of (a)
           -------------------
Consolidated Net Income for such period (excluding, to the extent included in such Consolidated Net Income, (i) any non-cash income or expense other than the items covered in (b), (c) or (d) below and (ii) any gains or losses from sales, exchange and other dispositions of property not in the ordinary course of business), plus to the extent deducted in determining such Consolidated Net Income (b) income taxes accrued during such period, (c) depreciation and amortization for such period, (d) interest accrued in such period, as computed on the accrual method in accordance with GAAP and (e) any other non-cash charges.

          "Consolidated Free Cash Flow" means, for any period, Consolidated Net
           ---------------------------
Income for such period plus, without duplication and to the extent reflected as
                       ----
a charge in the statement of such Consolidated Net Income for such period, the sum of (a) the amount of interest on any subordinated indebtedness of the Parent or its Subsidiaries repaid with proceeds of the initial public offering of the Parent's common stock in 1996, (b) depreciation and amortization expense, (c) any net decrease in deferred tax assets or net increase in deferred tax liabilities, and (d) any other noncash charges, minus the sum of (i) the
                                                -----
aggregate amount actually paid by the Parent and its Subsidiaries in cash during such period on account of Capital Expenditures, (ii) the aggregate amount actually paid by the Parent and its Subsidiaries in cash during such period on account of the principal amount of Capital Leases, (iii) to the extent reflected in determining such Consolidated Net Income, any net decrease in deferred tax liabilities or net increase in deferred tax assets, (iv) any other noncash income not in the ordinary course of business, (v) any cash dividends (other than the dividends paid on preferred stock in fiscal year 1996) and net stock purchases, (vi) all amounts actually paid in cash by the Parent or its Subsidiaries pursuant to Earn-Out Agreements during such period and (vii) the cash cost of any Future Acquisition to the extent not funded with the proceeds of Loans or equity, all as determined on a consolidated basis. The Consolidated Free Cash Flow of an Acquiree shall be included in the calculation of the Consolidated Free Cash Flow of the Parent for the period of four consecutive fiscal quarters most recently ended prior to the closing date of the Future Acquisition involving such Acquiree (and thereafter on a rolling four quarters basis), if the Administrative Agent has received the audited financial statements of such Acquiree prior to such calculation, provided that, there shall be added to the Consolidated Free Cash Flow of such Acquiree for any period non-recurring expenses and discretionary Capital Expenditures of such Acquiree for such period adjusted on a pro forma basis to reflect changes that would have occurred had the acquisition occurred at the beginning of the period, in each case in such amount as shall be determined in good faith by the Parent and reasonably acknowledged and agreed to by the Administrative Agent.

          "Consolidated Funded Debt" means all Indebtedness of the Parent and
           ------------------------
its Subsidiaries on a consolidated basis in accordance with GAAP (including the current portion thereof) that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the Parent or any of such Subsidiaries, as the case may be, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and shall in any event include all Subordinated Indebtedness.

          "Consolidated Indebtedness" means as of the date of determination, all
           -------------------------
Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means for any period, net income of the
           -----------------------
Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Net Income shall not include any
           --------
extraordinary or non-recurring gains or losses and income taxes related thereto.

          "Consolidated Revenue" means, at the end of a particular period, the
           --------------------
sum of all amounts which would, in conformity with GAAP, be set forth opposite the caption "revenue" (or any like caption) on a consolidated income statement of the Parent and its Subsidiaries.

          "Consolidated Total Assets" means, at a particular date, the sum of
           -------------------------
all amounts which would, in conformity with GAAP, be set forth opposite the caption "assets" (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries.

          "Continuing Directors" means the directors of the Parent on the
           --------------------
Closing Date and each other director, if such other director's nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.07.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Domestic Subsidiary" means any Subsidiary of the Parent organized
           -------------------
under the laws of any jurisdiction within the United States of America.

          "Earn-Out Agreement" means any agreement or instrument providing for
           ------------------
contingent obligations to pay future consideration in connection with acquisitions which are not otherwise recorded as a liability in accordance with GAAP.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 10.01).

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or

(g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Eurodollar Loans" means Loans the rate of interest applicable to
           ----------------
which is based upon the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in
           ----------------
Article VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender or any other recipient of any payment to be made by or on account of any obligation of the Parent and the Borrower hereunder, (a) Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by any political subdivision or taxing authority in the United States of America or any such jurisdiction, (b) any branch profits Taxes imposed by the United States of America and (c) in the case of a Foreign Lender, any Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or becomes a Participant hereunder) or is attributable to such Foreign Lender's failure or inability to comply with Section 2.12(e), except to the extent that such Foreign Lender's assignor or seller of a participating interest (if any) was entitled, at the time of assignment, to receive additional amounts from the Parent or the Borrower, as the case may be, with respect to such withholding tax pursuant to
Section 2.12(a).

          "Existing Credit Agreement" means the Credit Agreement, dated as of
           -------------------------
July 20, 1994, among the Borrower, the banks party thereto and The Chase Manhattan Bank, formerly known as Chemical Bank, as agent for such banks, as the same may be amended, supplemented or otherwise modified from time to time.

          "Existing Credit Line" means the credit line in the amount of
           --------------------
$12,000,000 maintained by the Borrower with The Chase Manhattan Bank.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Foreign Lender" means any Lender or Participant that is organized
           --------------
under the laws of a jurisdiction other than the United States of America or any State thereof.

          "Foreign Subsidiary" means any Subsidiary other than a Domestic
           ------------------
Subsidiary.

          "Future Acquisition" means any future acquisition by the Parent, the
           ------------------
Borrower or their Subsidiaries of assets and/or businesses of other entities, which in each case do not result in a material change in the nature of the businesses engaged in by the Parent and its Subsidiaries taken as a whole. In determining the amount of consideration paid in connection with any Future Acquisition, there shall be included (a) any Indebtedness assumed in connection with such Future Acquisition, (b) the amount reasonably projected by the Borrower prior to such Future Acquisition to be required during the 12 months following consummation of such Future Acquisition as initial capital investments in, and one-time capital expenditures by, the Acquiree and (c) the fees, costs and expenses incurred by the Parent or its Subsidiaries in connection with such Future Acquisition.

          "Future Material Acquisition" means any Future Acquisition (a)(i) as
           ---------------------------
to which the amount of the consideration paid by the Parent and its Subsidiaries in connection with such Future Acquisition exceeds $15,000,000 and (ii) which is funded, in whole or in part, with the proceeds of Loans, (b)(i) as to which such consideration paid is greater than $30,000,000 and (ii) which is funded entirely with equity issued by the Parent and/or cash flow of the Parent and its Subsidiaries or (c)(i) as to which such consideration paid is greater than $35,000,000 and (ii) which is funded entirely with equity issued by the Parent.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term
                                                   --------
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any contingent obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such person is required to perform thereunder, in all other cases.

          "Hazardous Materials"  means all explosive or radioactive substances
           -------------------
or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedge Agreements" shall mean interest rate swap, cap or collar
           ----------------
agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements entered into by the Parent or its Subsidiaries in order to protect the Parent against fluctuations in interest rates or currency rates.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind (excluding progress billings in the normal course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Leases of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided that Indebtedness shall not include
                                 --------
the obligations under Earn-Out Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is reasonably expected to be required to pay such Indebtedness.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Ingleby" means Ingleby Holding Corp., a Delaware corporation.
           -------

          "Ingleby Guarantee" means the Guarantee to be executed and delivered
           -----------------
by Ingleby, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Ingleby Pledge Agreement" means the Pledge Agreement to be executed
           ------------------------
and delivered by Ingleby, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Intellectual Property" shall have the meaning ascribed to such term
           ---------------------
in Section 3.06.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.06(b).

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Loan:
           ---------------

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

          (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (2) any Interest Period in respect of Reducing R/C Loans or Revolving Credit Loans that would otherwise extend beyond the Reducing R/C Termination Date or the

     Revolving Credit Termination Date, as the case may be, shall end on the Reducing R/C Termination Date on the Revolving Credit Termination Date, as the case may be;

          (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (4) the Parent shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Lenders" means the Persons listed on Schedule 1 and any other Person
           -------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurodollar Loan for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits in an amount approximately equal to the amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
Ingleby Guarantee, the Subsidiaries Guarantees and the Security Documents.

          "Loan Parties" means, collectively, the Borrower, the Parent and each
           ------------
other Subsidiary of the Parent which is a party to a Loan Document.

          "Loans" means the Reducing R/C Loans and Revolving Credit Loans made
           -----
by the Lenders to the Borrower pursuant to this Agreement.

          "Majority Lenders" at any time, shall mean the holders of more than
           ----------------
50% of the Aggregate Commitment in effect at such time (or, after termination of the Commitments, holders of more than 50% of the aggregate outstanding principal amount of Loans).

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations or condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its payment obligations hereunder, or the ability of the Loan Parties to perform their material obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or other Loan Documents taken as a whole.

          "Maturity Date" means December 31, 2002.
           -------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Obligations" means, collectively, (i) the unpaid principal of and
           -----------
interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document) and (ii) the obligations and liabilities under the Hedge Agreements to which any Lender or any Affiliate of any Lender is a party.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Parent" shall have the meaning ascribed to such term in the preamble
           ------
hereof.

          "Parent Guarantee" means the guarantee obligations of the Parent set
           ----------------
forth in Article VIII.

          "Parent Pledge Agreement" means the Pledge Agreement to be executed
           -----------------------
and delivered by the Parent, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements" means, collectively, the Parent Pledge Agreement,
           -----------------
the Ingleby Pledge Agreement, the CHUK Pledge Agreement and any other pledge or similar agreement delivered on or after the date hereof granting a security interest in the stock (or other indicia of ownership interest) of any Subsidiary of the Parent.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pledged Securities" means the securities to be pledged pursuant to
           ------------------
the Pledge Agreements.

          "Reducing R/C Commitment" means, as to any Lender, the obligation of
           -----------------------
such Lender to make Reducing R/C Loans to the Borrower hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Reducing R/C Exposure hereunder, as such obligation may be (a) reduced from time to time pursuant to Section 2.05(b) and (c) and (b) reduced or increased from time to time pursuant to assignment by or to such Lender pursuant to Section 10.06. The initial amount of each Lender's Reducing R/C Commitment is set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Reducing R/C Commitment, as applicable.

          "Reducing R/C Commitment Percentage" means, as to any Lender at any
           ----------------------------------
time, the percentage which such Lender's Reducing R/C Commitment then constitutes of the Aggregate Reducing R/C Commitments (or, at any time after the Reducing R/C Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Reducing R/C Loans then outstanding constitutes of the aggregate principal amount of the Reducing R/C Loans then outstanding).

          "Reducing R/C Commitment Period" means the period from and including
           ------------------------------
the date hereof to but not including the Reducing R/C Termination Date or such earlier date on which the Reducing R/C Commitments shall terminate as provided herein.

          "Reducing R/C Exposure" means, with respect to any Lender at any time,
           ---------------------
the outstanding principal amount of such Lender's Reducing R/C Loans at such time.

          "Reducing R/C Loans" means the reducing revolving credit loans made by
           ------------------
the Lenders to the Borrower pursuant to Section 2.01(a) of this Agreement.

          "Reducing R/C Notes" shall have the meaning assigned to such term in
           ------------------
Section 2.02(a).

          "Reducing R/C Termination Date" means the Maturity Date or such
           -----------------------------
earlier date on which the Reducing R/C Commitments shall terminate as provided herein.

          "Register" has the meaning set forth in Section 10.06.
           --------

          "Revolving Credit Commitment" means, as to any Lender, the obligation
           ---------------------------
of such Lender to make Revolving Credit Loans to the Borrower hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such obligation may be (a) reduced from time to time pursuant to Section 2.05(d) and (b) reduced or increased from time to time pursuant to assignment by or to such Lender pursuant to Section 10.06. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

          "Revolving Credit Commitment Percentage" means, as to any Lender at
           --------------------------------------
any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Commitment Period" means the period from and
           ----------------------------------
including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the outstanding principal amount of such Lender's Revolving Credit Loans at such time.

          "Revolving Credit Loans" means the revolving credit loans made by the
           ----------------------
Lenders to the Borrower pursuant to Section 2.01(b).

          "Revolving Credit Notes" shall have the meaning assigned to such term
           ----------------------
in Section 2.02(b).

          "Revolving Credit Termination Date" means the Maturity Date or such
           ---------------------------------
earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "S&P" means Standard & Poor's.
           ---

          "SEC" means the Securities and Exchange Commission of the United
           ---
States.

          "Security Agreement" means the Security Agreement to be executed and
           ------------------
delivered by the Borrower, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

          "Security Documents" means, collectively, the Pledge Agreements, the
           ------------------
Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Parent and the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "Significant Subsidiary" shall mean, as at any time, any Subsidiary of
           ----------------------
the Parent that (a) has assets in excess of $2,000,000 at such time (or, if such Subsidiary's assets are denominated in a currency other than U.S. dollars, the U.S. dollar equivalent thereof) or (b) has revenues of at least $2,000,000 during the previous fiscal year of such Subsidiary (or, if such Subsidiary's revenues are denominated in a currency other than U.S. dollars, the U.S. dollar equivalent thereof).

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Indebtedness" means, with respect to the Parent,
           -------------------------
Indebtedness (a) whose tenor, terms and conditions shall be not more restrictive than those applicable to the Loans hereunder and (b) which is subordinated in right of payment to the Parent's obligations under this Agreement pursuant to a subordination agreement reasonably satisfactory to the Majority Lenders.

          "Subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiaries Guarantees" means the Guarantees to be executed and
           -----------------------
delivered by the Subsidiaries of the Parent in accordance with the provisions of Sections 5.10(b) and (c), as the same may be amended, supplemented or otherwise modified from time to time.

          "TAVS" means Total Audio Visual Services, a division of the Borrower,
           ----
which is comprised of assets formerly owned by a subsidiary of GE Capital Corp.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental Authority on a Person or such Person's property.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions" means the execution, delivery and performance by each
           ------------
of the Loan Parties of this Agreement and the other Loan Documents to which it is a party and the borrowing of Loans and the use of the proceeds thereof by the Borrower.

          "Transferee" shall have the meaning ascribed to such term in Section
           ----------
10.06(f).

          "Type" means, when used in reference to any Loan or Borrowing, refers
           ----
to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Warburg" means Warburg, Pincus Investors, L.P., a Delaware limited
           -------
partnership.

          "Wholly Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary, all of the stock ordinarily having the power to vote for the election of directors of which is owned directly or indirectly by such Person, other than directors' qualifying shares and shares issued to other Persons to comply with local law (provided, however, that such directors' qualifying and
                       --------  -------
other shares shall not constitute more than 4% of all of the stock ordinarily having the power to vote for the election of directors).

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Reducing R/C Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                                 ----
(e.g., a "Eurodollar Reducing R/C Loan").  Borrowings also may be classified and
 ----
referred to by Class (e.g., a "Reducing R/C Borrowing") or by Type (e.g., a
                      ----                                          ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Reducing R/C
                                              ----
Borrowing").

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         -----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies
                                           --------
the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                     ARTICLE II.  AMOUNT AND TERMS OF LOANS

          SECTION 2.01.  Reducing R/C Credit Commitments; Revolving Credit
                         -------------------------------------------------
Commitments.  (a)  Subject to the terms and conditions hereof, each Lender
-----------
severally agrees to make revolving credit loans ("Reducing R/C Loans") to the
                                                  ------------------
Borrower from time to time during the Reducing R/C Commitment Period in an aggregate principal amount that will not result in such Lender's Reducing R/C Exposure exceeding such Lender's Reducing R/C Commitment. During the Reducing R/C Commitment Period the Borrower may use the Reducing R/C Commitments by borrowing, prepaying the Reducing R/C Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

              (b) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to
                                                  ----------------------
the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that for a period of not less than 30 consecutive days in every period
--------
of 12 months commencing on the Closing Date, the total Revolving Credit Exposures shall be not more than $5,000,000.

              (c) The Reducing R/C Loans and the Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with Sections 2.03 and 2.06; provided that none of the Reducing R/C
                                        --------
Loans and Revolving Credit Loans shall be made as a Eurodollar Loan after the day that is one month prior to the Reducing R/C Termination Date or the Revolving Credit Termination Date, as the case may be.

              (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.02.  Reducing R/C Notes; Revolving Credit Notes.  (a)  The
                         ------------------------------------------
Reducing R/C Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a "Reducing R/C Note"),
                                                      -----------------
payable to the order of such Lender and in a principal amount equal to the lesser of (i) the amount of the initial Reducing R/C Commitment of such Lender and (ii) the aggregate unpaid principal amount of all Reducing R/C Loans made by such Lender. Each Lender is hereby authorized to record the date and amount of each Reducing R/C Loan made by such Lender and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Reducing R/C Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded,
           ----- -----
provided that the failure to make any such recordation or any error in such
--------
recordation shall not affect the Borrower's obligations hereunder or under such Reducing R/C Note. Each Reducing R/C Note shall (x) be dated the Closing Date,
(y) be stated to mature on the Reducing R/C Termination Date and (z) provide for the payment of interest in accordance with Section 2.08.

          (b) The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2, with appropriate insertions as to payee, date and principal amount (a "Revolving
                                                                       ---------
Credit Note"), payable to the order of such Lender and in a principal amount
-----------
equal to the lesser of (i) the amount of the initial Revolving Credit Commitment of such Lender and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date and amount of each Revolving Credit Loan made by such Lender and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of
                                      ----- -----
the information so recorded, provided that the failure to make any such
                             --------
recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under such Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Termination Date and (z) provide for the payment of interest in accordance with Section 2.08.

          SECTION 2.03.  Borrowing Procedure.  (a)  The Borrower may borrow
                         -------------------
under the Reducing R/C Commitments during the Reducing R/C Commitment Period on any Business Day, provided that an Authorized Officer of the Borrower shall give
                  --------
the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the aggregate amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the amounts of such Type of Loan and the lengths of the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" and (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.07. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Reducing R/C Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Each borrowing under the Reducing R/C Commitments shall be (A) in the case of ABR Loans, in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or if the then Available Reducing R/C Commitments are less than $1,000,000, such lesser amount) or (B) in the case of Eurodollar Loans, in an amount equal to $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.02 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by 2:00 P.M. New York City time on such day by the Administrative Agent transferring to an account of the Borrower with the Administrative Agent and thereafter as directed by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (b) The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that
                                                                   --------
an Authorized Officer of the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" and (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Credit Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Each borrowing under the Revolving Credit Commitments shall be (A) in the case of ABR Loans, in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) or (B) in the case of Eurodollar Loans, in an amount equal to $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.02 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by 2:00 P.M. New York City time on such day by the Administrative Agent transferring to an account of the Borrower with the Administrative Agent and thereafter as directed by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          SECTION 2.04.  Fees.  (a)  The Borrower agrees to pay to the
                         ----
Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Reducing R/C Commitment Period to the Reducing R/C Termination Date, computed at the rate of .375% per annum on the average daily amount of the Available Reducing R/C Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Reducing R/C Termination Date or such earlier date on which the Reducing R/C Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the rate of .375% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees as provided under paragraphs (a) and (b) of this
Section 2.04, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.05.  Optional Prepayments and Termination or Mandatory
                         -------------------------------------------------
Reduction of Commitments.  (a)  Unless previously terminated, each of the
------------------------
Reducing R/C Commitments and the Revolving Credit Commitments shall terminate on the Maturity Date.

          (b) Subject to prior notice in accordance with Section 2.05(e) the Borrower shall have the right to terminate the Reducing R/C Commitments or, from time to time, to reduce the amount of the Reducing R/C Commitments without incurring any fee or penalty; provided that reductions of the Reducing R/C
                              --------
Commitments pursuant to this Section 2.05(b) shall be applied to the remaining schedule of reductions of the Reducing R/C Commitment specified in Section 2.05(c) in the order of maturity. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Reducing R/C Commitments then in effect. Any reduction of the Reducing R/C Commitments pursuant to this Section 2.05(b) shall be accompanied by the prepayment of the Reducing R/C Loans to the extent, if any, that the sum of the aggregate outstanding Reducing R/C Loans of all Lenders exceeds the amount of the Reducing R/C Commitments as so reduced.

          (c) On each March 31, June 30, September 30 and December 31 during the period from and including March 31, 1999 to the Reducing R/C Termination Date, the Reducing R/C Commitments shall be reduced by $4,650,000.

          (d) Subject to prior notice in accordance with Section 2.05(e) the Borrower shall have the right to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments without incurring any fee or penalty. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Any reduction of the Revolving Credit Commitments pursuant to this Section 2.05(d) shall be accompanied by the prepayment of the Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding Revolving Credit Loans of all Lenders exceeds the amount of the Revolving Credit Commitments as so reduced.

          (e) The Borrower shall notify the Administrative Agent of any election to terminate or permanently reduce the Reducing R/C Commitments or the Revolving Credit Commitments, as the case may be, under paragraph (b) or (d) of this Section 2.05 not later than 11:00 A.M., New York City time, three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.05(e) shall be irrevocable. Each reduction of the Reducing R/C Commitments or Revolving Credit Commitments, as the case may be, shall be made ratably among the Lenders in accordance with their respective Reducing R/C Commitments or Revolving Credit Commitments, as the case may be. If any such notice is given, the amount specified in such notice to be payable shall be due and payable on the date specified therein, together with any amounts payable pursuant to
Section 2.11.

          (f) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and upon irrevocable notice given not later than 10:00 A.M. New York time, on the date of any proposed prepayment in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. Prepayments of Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          SECTION 2.06.  Interest Elections.   (a)  Each Borrowing initially
                         -------------------
shall be of the Type specified in the applicable notice pursuant to Section 2.03(a) or Section 2.03(b), as the case may be, and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Such conversions and continuations shall not be deemed to be repayments or borrowings of Loans.

          (b) To make an election pursuant to this Section, an Authorized Officer of the Borrower shall give the Administrative Agent irrevocable written notice of such election (each, an "Interest Election Request"), which notice
                                   -------------------------
must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the effective date of such election in the case of an election to convert to or continue as a Eurodollar Loan, or one Business Day prior to the effective date of such election in the case of an election to convert to an ABR Loan.

          (c) Each Interest Election Request shall specify the following information in compliance with Section 2.01:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued beyond the end of the Interest Period applicable thereto as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. No Reducing R/C Loan or Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Reducing R/C Termination Date or Revolving Credit Termination Date, as the case may be.

          SECTION 2.07.  Funding of Borrowings.  Unless the Administrative Agent
                         ---------------------
shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.08.  Interest.  (a)  The Loans comprising each ABR Borrowing
                         ---------
shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin then in effect.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of overdue interest, fees or other amounts, 2% plus the rate applicable to ABR Loans as provided above.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant
                                     --------
to Section 2.08(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Reducing R/C Commitment Period or Revolving Credit Commitment Period, as the case may be), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment,
(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Reducing R/C Loans and Revolving Credit Loans shall be payable upon termination of the Reducing R/C Commitments or Revolving Credit Commitments, as the case may be.

          (e) Fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of 365 - (or 366- in a leap year) day year for the actual days lapsed (including the first day but excluding the last day); and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive and binding absent manifest error.

          SECTION 2.09.  Alternate Rate of Interest.
                         --------------------------

          If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

               (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as a Eurodollar Borrowing shall be ineffective,
(y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving
                                   --------
rise to such notice affect only one

Type of Borrowings, then another Type of Borrowings shall be permitted. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          SECTION 2.10.  Increased Costs.  (a)  If any Change in Law shall:
                         ---------------

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender (other than any condition relating to Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amount payable hereunder.

          (b) If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          (d) The Borrower will not be required to compensate a Lender for any increased costs or increased capital pursuant to this Section incurred by such Lender more than 90 days prior to its request to the Borrower for such compensation.

          SECTION 2.11.  Break Funding Payments.  In the event of (i) the
                         ----------------------
payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event (excluding loss of margin). In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event may include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          SECTION 2.12.  Taxes.  (a)  Any and all payments by or an account of
                         -----
any obligation of the Parent and the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Parent or the Borrower shall be required to deduct any
--------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent or the Borrower, as the case may be, shall make such deductions and (iii) the Parent or the Borrower, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Parent and the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law; except Other Taxes imposed on or with respect to any assignment or sale of a participating interest as contemplated by Section 10.06 hereof.

          (c) The Parent and the Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that are the responsibility of the Parent or the Borrower under Section 2.12(a) or (b) hereof (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative

Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Parent or the Borrower, as the case may be, to a Governmental Authority, the Parent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax, with respect to payments under this Agreement shall deliver to the Parent and the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Parent or the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.13.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  Each of the Parent and the Borrower shall make each payment required
----
to be made by it hereunder (whether of principal, interest or fees, or under Section 2.10, 2.11 or 2.12, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.10, 2.11, 2.12 and 10.05 shall be made directly to the Persons entitled thereto.
The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participation in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participation is purchased
                        --------
and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Parent and the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent or any Subsidiary or Affiliate of the Parent (as to which the provisions of this paragraph shall apply). Each of the Parent and the Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent or the Borrower, as the case may be, rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent or the Borrower, as the case may be, in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b) or 2.13(d) then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                 ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make Loans, each of the Parent and the Borrower represents and warrants to the Administrative Agent and each Lender that:

          SECTION 3.01.  Organization; Powers.  Each of the Parent and its
                         --------------------
Subsidiaries (a) is duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing (or similar concept under applicable law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, that the Parent is not in good standing in Delaware on
                --------
the Closing Date as a result of the failure to pay franchise taxes, but will be in good standing in Delaware within five Business Days after the Closing Date.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions are
                         -----------------------------
within the corporate powers of the Parent and the Borrower and the other Loan Parties and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions
                         ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any of the Parent or any of its Subsidiaries or any order of any Governmental Authority, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except the Liens created by the Security Documents.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)
                         -----------------------------------------------
The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 30, 1995, reported on by Ernst & Young LLP, independent certified public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1996, certified by the Chief Financial Officer of the Parent. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP applied consistently throughout the period involved, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since September 30, 1995, there has occurred no event or circumstance which has had a Material Adverse Effect.

          SECTION 3.05.  Properties.  (a)  Each of the Parent and its
                         ----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien, except the Liens created by the Security Documents and Liens permitted by Section 6.03.

          (b) The Parent and each of its Subsidiaries have, to their respective best knowledge, complied with their material obligations under all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and the Parent and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such leases, in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.06.  Intellectual Property.  The Parent and its Subsidiaries
                         ---------------------
own or are licensed to use all trademarks, tradenames, patents, patent licenses, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). As of the Closing
                                     ---------------------
Date, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent have actual knowledge of any valid basis for any such claim. The use of such Intellectual Property by the Parent and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.07.  Litigation and Environmental Matters.  (a)  There are
                         ------------------------------------
no actions, investigations, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries or any of its or their respective properties or revenues (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          SECTION 3.08.  Compliance with Laws and Agreements.  Each of the
                         -----------------------------------
Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 3.09.  Investment Company Act; Other Regulations.  None of the
                         -----------------------------------------
Parent and the Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.10.  Taxes.  Each of the Parent and its Subsidiaries has
                         -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; no Lien for Tax has been filed, and, to the knowledge of the Parent, no claim is being asserted with respect to any such Tax, which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Federal income tax returns of the Parent or any of its Subsidiaries are currently being audited by the United States Internal Revenue Service.

          SECTION 3.11.  Subsidiaries.  The Subsidiaries listed on Schedule 3.11
                         ------------
constitute all of the Subsidiaries of the Parent at the date hereof.

          SECTION 3.12.  Purpose of Loans.  (i)  The proceeds of the Reducing
                         ----------------
R/C Loans shall be used by the Parent, the Borrower and their Subsidiaries (A) to finance Future Acquisitions, (B) to refinance all outstanding Indebtedness of the Borrower under the Existing

Credit Agreement and the Existing Credit Line and (C) to finance capital investments and capital expenditures made and to be made by the Borrower in its TAVS division in an aggregate amount not exceeding $8,000,000, and (ii) the proceeds of the Revolving Credit Loans shall be used (A) to finance the working capital requirements, and for general corporate purposes, of the Parent, the Borrower and their Subsidiaries and (B) to refinance all outstanding Indebtedness of the Borrower under the Existing Credit Line.

          SECTION 3.13.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.


          SECTION 3.14.  Federal Regulations.  No part of the proceeds of any
                         -------------------
Loans will be used for "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect) in violation of such Regulations. If requested by any Lender or the Administrative Agent, each of the Parent and the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          SECTION 3.15.  Disclosure.  Each of the Parent and its Subsidiaries
                         ----------
has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Parent or such Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Parent or such Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.

          SECTION 3.16.  Security Documents.  (a)  Each of the Pledge Agreements
                         ------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and, when the Pledged Securities described therein are delivered to the Administrative Agent, each such Pledge Agreement shall grant a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof, as security for the Obligations.

          (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 3.16(b), the Security Agreement shall grant a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations, subject to the Liens permitted by Section 6.03.

          SECTION 3.17.  Labor Matters.  There are no strikes pending or, to the
                         -------------
Parent's knowledge, threatened against the Parent or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Parent or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.18.  Solvency.  (a)  The fair salable value of the assets of
                         --------
the Parent and its consolidated Subsidiaries taken as a whole is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Parent and its consolidated Subsidiaries, as they become absolute and mature.

          (b) The assets of the Parent and its consolidated Subsidiaries taken as a whole do not constitute unreasonably small capital for the Parent and its consolidated Subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Parent and its consolidated Subsidiaries, taking into account the particular capital requirements of the business conducted by the Parent and its consolidated Subsidiaries and projected capital requirements and capital availability thereof.

          (c) The cash flow of the Parent and its consolidated Subsidiaries taken as a whole, after taking into account all anticipated uses of the cash of the Parent and its consolidated Subsidiaries, will at all times be sufficient to pay all obligations of the Parent and its consolidated Subsidiaries when such obligations are required to be paid.


                       ARTICLE IV.  CONDITIONS PRECEDENT

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         --------------
Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.01):

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
this Agreement, executed and delivered by a duly authorized officer of the Parent and the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, Notes, executed and delivered by a duly authorized officer of the Borrower, (iii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart or a conformed copy for each Lender and (v) the Ingleby Guarantee, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender.

          (b)  Due Diligence Documents.  The Administrative Agent shall have
               -----------------------
received and reviewed to its satisfaction, schedules, certified as to accuracy by the Parent, listing (i) all contingent liabilities of the Parent and its Subsidiaries in an amount in excess of $100,000 as reportable and calculated under GAAP, (ii) all pending litigation against the Parent and its Subsidiaries where there is a reasonable likelihood of an adverse determination and, if adversely determined, could reasonably be expected to result in the payment of money damages in excess of $100,000 and (iii) all operating leases and Capital Leases of the Parent and its Subsidiaries requiring annual payments in excess of $100,000.

          (c)  Closing Certificates.  The Administrative Agent and each Lender
               --------------------
shall have received a certificate of the Loan Parties, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the Chief Financial Officer of each of the Loan Parties.

          (d)  Corporate Proceedings of Loan Parties.  The Administrative Agent
               --------------------------------------
shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the granting by it of the Liens created pursuant to the Security Documents and (ii) in the case of the Parent and the Borrower, the Borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Parent and the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e)  Incumbency Certificates.  The Administrative Agent shall have
               -----------------------
received, with a counterpart for each Lender, in form and substance satisfactory to the Administrative Agent, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, executed by the

President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (f)  Corporate Documents.  The Administrative Agent shall have
               -------------------
received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

          (g)  Good Standing Certificates.  The Administrative Agent shall have
               --------------------------
received a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or similar concept under applicable law) of each of the Loan Parties in the jurisdiction of its incorporation or organization and each jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          (h)  Fees.  The Administrative Agent shall have received (i) the fees
               ----
to be received on the Closing Date referred to in Section 2.04 or in the Commitment Letter, dated October 16, 1996, between the Borrower and the Administrative Agent and (ii) without affecting the obligations of the Borrower under Section 10.05, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders incurred in connection with the negotiations, documentation and closing of the Transactions, regardless of whether such fees and disbursements have been incurred prior to the execution of this Agreement.

          (i)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
with a counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinion of Schulte Roth & Zabel LLP, counsel to the Parent, the Borrower and Ingleby, substantially in the form of Exhibit C-1; and

               (ii) the executed legal opinion of Allen & Overy, special English counsel to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

Each legal opinion shall cover such other matters incident to the Transactions as the Administrative Agent may reasonably require.

          (j)  Pledged Securities; Stock Powers.  The Administrative Agent shall
               --------------------------------
have received the stock certificates representing the shares (or other indicia of ownership interests to the extent applicable) pledged pursuant to each Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (k)  UCC Searches.  The Administrative Agent shall have received the
               ------------
results of recent searches by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower in each jurisdiction where their assets are located, and the results of such searches shall be satisfactory to the Administrative Agent.

          (l)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected first priority Lien on the Collateral described therein, subject to the Liens permitted by Section 6.03 shall be in proper form for filing, registration or recordation and shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

          (m)  Refinancing.  All outstanding Indebtedness under the Existing
               -----------
Credit Agreement and the Existing Credit Line shall have been repaid in full (which may be with the proceeds of the Loans hereunder) and the commitments to extend credit thereunder shall have been replaced by the Commitments hereunder.

          (n)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          SECTION 4.02.  Conditions to Each Loan.  The obligation of each Lender
                         ------------------------
to make a Loan on any date is subject to the satisfaction of the following conditions (and in the case of the making of any Loan for any Future Material Acquisition, subject further to the satisfaction of the conditions under Section 4.03):

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each Borrowing shall be deemed to constitute a representation and warranty by the Parent on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

          SECTION 4.03.  Conditions to Each Loan for Future Material
                         -------------------------------------------
Acquisition.  In addition to the satisfaction of the conditions in Section 4.02,
------------
the obligation of each Lender to
make a Loan for a Future Material Acquisition is subject to satisfaction of the following conditions:

          (a)  Notice.  The Parent shall have notified the Administrative Agent
               ------
of such Future Material Acquisition not later than 30 days prior to the Acquisition Date of such Future Material Acquisition and the Administrative Agent shall notify the Lenders thereof promptly after its receipt of such notification.

          (b)  Review of Documents. The Parent shall have delivered to the
               -------------------
Administrative Agent:

               (i) on or before the date that is twenty-one days prior to the Acquisition Date (A) a summary of the material terms of the Future Material Acquisition, including the proposed purchase price and (B) if available (x) three year historical financial statements of the Acquiree, and (y) annual projections and plans of the Parent and its Subsidiaries for the following two years giving effect to such Future Material Acquisition, with a certificate of the Chief Financial Officer of the Parent stating that (1) such projections were prepared in good faith and are based on reasonable estimates and assumptions, and (2) such projections demonstrate prospective compliance at the end of each of the following two years with Sections 6.01(a), (b) and (c);

               (ii) on or before the date that is ten days prior to the Acquisition Date (A) a copy of the most recent drafts of any Acquisition Documents, including all schedules and exhibits thereto that are available at such time, certified as a true and correct copy thereof by the Chief Financial Officer of the Parent, (B) if any of the material terms of the Future Material Acquisition have changed since the delivery required by clause (i)(A) of this paragraph (b), a revised summary of the material terms, (C) if not delivered, or if revised since the delivery as required by clause (i)(B) of this paragraph (b), each of the documents required by clause (i)(B) of this paragraph (b), and (D) such other information with respect to the Future Material Acquisition as the Administrative Agent may reasonably request;

               (iii) on or before the date that is two days prior to the Acquisition Date (A) a copy of the most recent drafts of any Acquisition Documents, including all schedules and exhibits thereto that are available at such time, certified as a true and correct copy thereof by the Chief Financial Officer of the Parent, and (B) such other information with respect to the Future Material Acquisition as the Administrative Agent may reasonably request; and

               (iv) on the Acquisition Date, the Administrative Agent shall have received (A) a copy of each Acquisition Document, including all schedules and exhibits thereto, certified as a true and correct copy thereof by the Chief Financial Officer of the Parent, and together with a certificate of such Chief Financial Officer stating that there have been no material changes to the terms, including the purchase price, of the Future Material Acquisition since the delivery made to the Administrative Agent pursuant to clause (ii) of this paragraph (b); (B) evidence reasonably satisfactory to the Administrative Agent that such Future Material Acquisition has been consummated or is being consummated on the date of such Loan, that all material consents, filings and approvals required by applicable law in connection therewith shall have been obtained and made or waived, and that such Future Material Acquisition was consummated in compliance in all material respects with the articles of incorporation and by-laws of the purchaser and all material applicable laws and regulations, and (C) evidence reasonably satisfactory to the Administrative Agent that all actions required by Sections 5.09 and 5.10 have been taken in respect of the assets acquired in such Future Material Acquisition.

          The Administrative Agent will (i) promptly deliver to the Lenders the documents delivered to the Administrative Agent pursuant to paragraph (b)(i) of this Section and (ii) deliver to any Lender upon its request, copies of any document delivered to the Administrative Agent pursuant to paragraphs (ii) through (iv) of this Section to the extent reasonably requested by such Lender.


                       ARTICLE V.  AFFIRMATIVE COVENANTS

          The Parent hereby agrees that, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Parent shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          SECTION 5.01.  Financial Statements and Other Information.  Furnish to
                         ------------------------------------------
the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, it being acknowledged that Form-10K to be filed by the Parent with the SEC shall be satisfactory for the purpose of this Section 5.01(a);

          (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, it being acknowledged that Form 10-Q to be filed by the Parent with the SEC shall be satisfactory for the purpose of this Section 5.01(b) and (ii) its unaudited consolidating balance sheet showing intercompany eliminations, and the related unaudited consolidating statements of operations showing inter-company eliminations, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, certified by the Chief Financial Officer of the Parent as being fairly stated in all material respects when considered in relation to the Parent's consolidated financial statements taken as a whole;

          (c) as soon as available, but in any event within 50 days after the end of each calendar quarter a quarterly aging of the accounts receivable of the Parent and its Subsidiaries, together with a certificate of the Chief Financial Officer of the Parent to the effect that such Officer has no actual knowledge that such aging of accounts receivable is incorrect or misleading in any material respect;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the Chief Executive Officer or Chief Executive Officer of the Parent (i) certifying to his knowledge, after reasonable investigation, as to whether during the period covered by such certificate a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01 and
(iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, (i) a certificate (which certificate may be limited to the extent required by accounting rules or guidelines) of the independent certified accountants reporting on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default relating to accounting matters (including calculations demonstrating compliance, as of the dates of the financial statements being furnished at such time, with the covenants set forth in Section
6.01 and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto) and (ii) as soon as available, a copy of the management letter delivered to the Parent by such accountants in connection with their audit of such financial statements;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements, and other materials filed by the Parent or its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;

          (g) (i) with respect to any Future Material Acquisition, provide to the Administrative Agent the information, within the time periods, required by
Section 4.03 and (ii) with respect to each Future Acquisition (other than a Future Material Acquisition) for which the consideration paid exceeds $15,000,000, provide to the Administrative Agent the information, within the time periods, described in Section 4.03(b)(i) and, reasonably promptly after consummation of such Future Acquisition, copies of the Acquisition Documents related thereto; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  Furnish promptly, but in
                         --------------------------
no event shall be later than 10 days, to the Administrative Agent and each Lender written notice of the following:

          (a)  the occurrence of any Default or Event of Default;

          (b) any default or event of default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (d) any litigation or proceeding affecting the Parent or any of its Subsidiaries in which there is a reasonable likelihood that damages against the Parent or any of its Subsidiaries will be recovered in the amount of $1,000,000 or more and such damages will not be covered by insurance, or any litigation or proceeding in which the amount is $1,000,000 or more and in which injunctive or similar relief is sought;

          (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

          Each notice delivered under this Section shall be accompanied by a statement of the Chief Financial Officer or the Chief Executive Officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Existence; Conduct of Business.  Do or cause to be done
                         ------------------------------
all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business; provided that the foregoing shall not
                                          --------
prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.05.

          SECTION 5.04.  Payment of Obligations.  Pay, discharge or otherwise
                         ----------------------
satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05.  Maintenance of Properties; Insurance.  (a) Keep and
                         ------------------------------------
maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including in any event business interruption) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

          SECTION 5.06.  Books and Records; Inspection Rights.  Keep proper
                         ------------------------------------
books of record and account in which full, true and correct entries in conformity with GAAP and all applicable legal requirements shall be made of all dealings and transactions in relation to its business and activities; permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss the affairs, finances and condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and with its independent accountants, all at such reasonable times and as often as reasonably requested, provided that, in the absence of a continuing Event of Default, such visits, examinations and inspection shall not occur more than once each calendar year.

          SECTION 5.07.  Compliance with Laws; Contractual Obligations.  Comply
                         ---------------------------------------------
with all laws, rules, regulations and orders of any Governmental Authority applicable to the Parent and its Subsidiaries or their property, including, with limitation, ERISA and any rule and regulations promulgated thereunder, and any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08.  Environmental Laws.  (a)  Comply with all applicable
                         ------------------
Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

          SECTION 5.09.  Further Assurances; Security Interests.  Upon the
                         --------------------------------------
request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are desirable, from time to time, in order to grant and maintain in favor of the Lenders as beneficiaries thereof the security interest in the Collateral contemplated hereby.

          SECTION 5.10.  Additional Collateral.  (a)   With respect to any
                         ---------------------
assets acquired after the Closing Date by the Parent or any of its Domestic Subsidiaries (other than (y) any assets described in paragraph (b) or (c) below and (z) immaterial assets a security interest with respect to which cannot be perfected by filing UCC-1 financing statements), promptly (i) execute and deliver to the Administrative Agent such amendments to this Agreement or the relevant Security Document or such other documents as the Administrative Agent or the Majority Lenders deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such assets, subject to Liens permitted by Section 6.03, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the appropriate Security Document or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Domestic Subsidiary which is or becomes a Significant Subsidiary after the Closing Date, promptly upon the request of the Administrative Agent (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary which is owned by the Parent or any of its Subsidiaries, subject to Liens permitted by Section 6.03 and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent or such Subsidiary, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to a guarantee and a security agreement, in each case, substantially in the form of Exhibits E and F to this Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral to be described in such security agreement with respect to such Subsidiary, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by such subsidiary security agreement or by law or as may be requested by the Administrative Agent, subject to Liens permitted by Section 6.03 and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and (iii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any Domestic Subsidiary which is or becomes a Significant Subsidiary after the Closing Date (i) promptly upon the request of the Administrative Agent, cause such Domestic Subsidiary to become a party to a guarantee substantially in the form of Exhibit F to this Agreement and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matter described in the preceding clause, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any Person that becomes a Foreign Subsidiary after the Closing Date, promptly upon the request of the Administrative Agent
(i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such Subsidiary which is owned by the Parent or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, if any, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent or such Subsidiary, as the case may be and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and
(ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) As promptly as practicable, and in any event within 30 days after the Closing Date, amend the Memorandum and Articles of Association (or other organic documents) of CHUK to remove any restrictions on transfer of the shares of CHUK to the extent such restrictions would be inconsistent with the CHUK Pledge Agreement or with the exercise by the Administrative Agent and the Lenders of their rights thereunder.

          SECTION 5.11.  Use of Proceeds.  Use the proceeds of the Loans only as
                         ---------------
provided in Section 3.12.


                        ARTICLE VI.  NEGATIVE COVENANTS

          The Parent hereby agrees that, until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Parent shall not, and (except with respect to Section 6.01) shall not permit any of its Subsidiaries to, directly or indirectly:

          SECTION 6.01.  Financial Condition Covenants.
                         -----------------------------

          (a)  Maintenance of Current Ratio.  Permit the ratio of (i)
               ----------------------------
Consolidated Current Assets to (ii) Consolidated Current Liabilities at any time to be less than 1.00 to 1.00.

          (b)  Maintenance of Ratio of Consolidated Funded Debt to Consolidated
               ----------------------------------------------------------------
Free Cash Flow.  Permit on any date of determination the ratio of (i)
--------------
Consolidated Funded Debt on such determination date to (ii) Consolidated Free Cash Flow for the period of four consecutive fiscal quarters most recently ended to be greater than the ratio set forth below opposite the period in which such determination date occurs:

               Period                                    Ratio
               ------                                    -----

     Closing Date - September 30, 1997                 6.50 to 1:00
     October 1, 1997 - Thereafter                      5.00 to 1:00.


          (c)  Maintenance of Ratio of Consolidated Free Cash Flow to
               ------------------------------------------------------
Consolidated Debt Service.  Permit on any date of determination the ratio of (i)
-------------------------
Consolidated Free Cash Flow for the period of four consecutive fiscal quarters most recently ended to (ii) Consolidated Debt Service for such period, to be less than 1.25 to 1.00.

          SECTION 6.02.  Limitation on Indebtedness.  Create, incur, assume or
                         --------------------------
suffer to exist any Indebtedness, except (if after giving effect to the incurrence thereof no Event of Default shall be in existence):

          (a) Indebtedness of the Parent, the Borrower and the other Loan Parties under this Agreement and the other Loan Documents;

          (b) purchase money Indebtedness of the Parent and any of its Subsidiaries (including Capital Leases) to the extent permitted under Section 6.03(f);

          (c)  Subordinated Indebtedness;

          (d)  Indebtedness outstanding on the date hereof and listed on
Schedule 6.02(d) and any refinancing, refunding, renewal or extension thereof,

provided that (i) the principal amount thereof is not increased above the
--------
principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

          (e) Indebtedness of (i) the Parent to any Subsidiary of the Parent and (ii) any Subsidiary to the Parent or any other Subsidiary;

          (f)  Indebtedness in respect of Hedge Agreements;

          (g) unsecured Indebtedness payable to the sellers of the Capital Stock or assets acquired pursuant to Future Acquisitions; and

          (h) additional Indebtedness of the Parent or its Subsidiaries not contemplated by clauses (a) through (g) above, provided that the amount of
                                               --------
Indebtedness incurred and remaining outstanding pursuant to this clause (h) shall not at any time exceed $5,000,000.

          SECTION 6.03.  Limitation on Liens.  Create, incur, assume or suffer
                         -------------------
to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect
                                  --------
thereto are maintained on the books of the Parent or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) Liens in existence on the date hereof listed on Schedule 6.03(e), securing Indebtedness permitted by Section 6.02(d);

          (f) purchase money Liens of the Parent and its Subsidiaries granted to the vendor or Person financing the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with
--------
the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds of such property in accordance with the instrument creating such Lien, and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

          (g) Liens on the property or assets of an entity which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.02(e), provided that (i) such Liens existed at the time such entity became a
         --------
Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such entity becomes a Subsidiary (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such
Lien) and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its businesses taken as a whole;

          (j) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Article VII, Subsection (h);

          (k) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement;

          (l) leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries, taken as a whole;

          (m) the replacement, extension or renewal of any Lien permitted by clauses (a) through (l) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

          (n) additional Liens securing Indebtedness of the Borrower or any Subsidiary so long as the aggregate principal amount of the Indebtedness so secured does not exceed $2,500,000 at any time outstanding.

          SECTION 6.04.  Limitation on Guarantees.  Create, incur, assume or
                         ------------------------
suffer to exist any Guarantee except:

          (a) the Parent Guarantee or other Guarantees arising under the Loan Documents;

          (b) surety bonds issued in respect of the type of obligations described in Section 6.03(d);

          (c) Guarantees of Indebtedness and other obligations that are permitted to be incurred under this Agreement; and

          (d)   Guarantees existing on the Closing Date and set forth on
Schedule 6.04 hereto, and any renewal or modification.

          SECTION 6.05.  Limitations on Fundamental Changes.  Except as
                         ----------------------------------
otherwise permitted by Section 6.06 or Section 6.07(e), enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except that (i) the Parent may liquidate, wind-up or dissolve or otherwise dispose of any inactive Subsidiary and (ii) any Wholly Owned Subsidiary of the Parent may be merged or consolidated with, or may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Wholly Owned Subsidiary of the Parent or the Parent; provided that (a) in any merger or consolidation involving the Parent, the
--------
Parent shall be the continuing or surviving entity, (b) if any such merger or consolidation shall involve at least one entity of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders, then the continuing or surviving entity shall be that entity in which the greater percentage of Capital Stock has been so pledged, and (c) no Subsidiary (for purposes of this clause (c), the "first Subsidiary") may convey,
                                                  ----------------
sell, lease, assign, transfer or otherwise dispose of any or all of its assets (other than sales and transfers of assets in the ordinary course or of assets immaterial to the value of the first Subsidiary) or issue equity securities of any type to any Subsidiary of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders (for purposes of this clause (c), the "second Subsidiary"), unless the first Subsidiary is a
                         -----------------
Foreign Subsidiary and the second Subsidiary is a Subsidiary of the first Subsidiary or of another Foreign Subsidiary.

          SECTION 6.06.  Limitation on Sale of Assets.  Convey, sell, lease,
                         ----------------------------
assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables), whether now owned or hereafter acquired, or, in the case of any

Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Parent or any Wholly Owned Subsidiary of the Parent, except:

          (a)  the sale of inventory in the ordinary course of business;

          (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (d)  as permitted by Section 6.05; and

          (e) other sales of assets in any fiscal year having an aggregate book value equal to less than 10% of Consolidated Total Assets as at the end of the preceding fiscal year and contributing less than 10% of Consolidated Revenue for such preceding fiscal year.

          SECTION 6.07.  Limitation on Investments, Loans and Advances.  Make
                         ---------------------------------------------
any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) loans and advances to employees of the Parent or its Subsidiaries not to exceed $500,000 at any time outstanding so long as the time of the making of any loan or advance no Default or Event of Default shall have occurred and be continuing;

          (d) investments by the Parent in or loans or advances by the Parent to its Subsidiaries and investments by such Subsidiaries in or loans or advances by such subsidiaries to the Parent and in or to other Subsidiaries (including the investment for creation of such Subsidiary); provided, however, that any
                                                 --------  -------
such investment, loan or advance by or to a Domestic Subsidiary of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders shall be (i) in an amount immaterial in relation to the value of the transferor, (ii) in the ordinary course of business of each party thereto and (iii) upon fair and reasonable terms no less favorable to each party than each party could obtain in a comparable arm's length transaction with a Person not an Affiliate, and provided, further, that any such investment
                               --------  -------
constituting Indebtedness of any Subsidiary shall be permitted only if such Indebtedness is permitted by Section 6.02(e);

          (e) so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent and its Subsidiaries may engage in Future Acquisitions; provided, that (i) any Future Material Acquisition shall not be
              --------
made without the prior written consent of the Administrative Agent (which consent shall be made based upon an affirmative vote of the Majority Lenders), after its satisfactory review (which it shall promptly undertake after notice by the Borrower), in its reasonable discretion, of documents required pursuant to Section 4.03(b); it being understood and agreed that, if the Parent provides the Administrative Agent with the information and documents as required by Sections 4.03(b)(i) and (ii), the Administrative Agent shall advise the Parent whether or not it will consent to such Future Material Acquisition on or before the fifth day prior to the Acquisition Date and, if the Administrative Agent consents, such consent shall be irrevocable unless there is a material change in the terms of such Future Material Acquisition;

          (f) extensions or renewals of existing investments on substantially identical terms; and

          (g) investments in the ordinary course of business not to exceed $2,500,000 outstanding at any time.

          SECTION 6.08. Limitation on Optional Payments and Modifications of
                        ----------------------------------------------------
Subordinated Debt Instruments.  (a)  Make any optional payment or prepayment on
-----------------------------
or redemption of any Subordinated Indebtedness or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Subordinated Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

          SECTION 6.09.  Limitation on Transactions with Affiliates.  Enter into
                         ------------------------------------------
any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Parent or any of its Subsidiaries and (c) upon fair and reasonable terms no less favorable to the Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that any
                                                            --------
transaction which repatriates the earnings of a foreign Subsidiary to a domestic Subsidiary shall be deemed to be permitted under this Agreement.

          SECTION 6.10.  Limitation on Sales and Leasebacks.  Enter into any
                         ----------------------------------
arrangement with any Person providing for the leasing by the Parent or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent or such Subsidiary; except those leases of property pursuant to which the aggregate amount of all obligations of the Parent or any of its Subsidiaries as lessee or guarantor is less than $500,000.

          SECTION 6.11.  Limitation on Changes in Fiscal Year.  Permit the
                         ------------------------------------
fiscal year of the Parent to end on a day other than September 30, provided that the Parent may change its fiscal year end to December 31.

          SECTION 6.12.  Limitation on Negative Pledge Clauses.  Enter into with
                         -------------------------------------
any Person any agreement, other than (a) this Agreement and (b) any purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          SECTION 6.13.  Limitation on Lines of Business.  Alter in any material
                         -------------------------------
respect the nature of the businesses of the Parent and its Subsidiaries taken as a whole on the date of this Agreement or which are related thereto.

          SECTION 6.14.  Restrictions Affecting Subsidiaries.  Enter into, or
                         -----------------------------------
suffer to exist, any indenture, agreement or other instrument with any Person other than the Parent, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Parent or any other Subsidiary, (b) make loans or advances to the Parent or any other Subsidiary or (c) transfer any of its properties or assets to the Parent or any other Subsidiary.


                        ARTICLE VII.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07,
6.08 or 6.10 of this Agreement; or

          (d) Any Loan Party shall default in the observance or performance of any other material agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after the Parent, the Borrower or such Loan Party has knowledge of such default; or

          (e) The Parent or any of its Subsidiaries shall (i) default in any payment of principal of or interest (regardless of amount) of any Indebtedness (other than the Loans) having an aggregate principal amount in excess of $2,000,000 or in the payment of any Guarantee in excess of $2,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee to become payable; or

          (f) (i) The Parent or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Parent or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance from a licensed reputable insurance company) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason (other than by reason of the action of the Administrative Agent or any of the Lenders), to be in full force and effect, or the Parent or any other Loan Party which is a party to any of the Security Documents shall so assert in writing or
(ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than by reason of the action of Administrative Agent or any of the Lenders); or

          (j) The Parent Guarantee or the Subsidiaries Guarantee shall cease, for any reason, to be in full force and effect or any of the Parent or the Subsidiaries Guarantors shall so assert in writing; or

          (k)  A Change in Control shall occur; then, and in any such event,
(A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower automatically the Commitments shall immediately terminate and the Loans made hereunder (with accrued interest thereon) and all other amounts owing by the Parent or the Borrower, as the case may be, under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans made hereunder (with accrued interest thereon) and all other amounts owing by the Parent or the Borrower, as the case may be, under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.


          ARTICLE VIII.  GUARANTEE

          SECTION 8.01.  Guarantee.  The Parent hereby unconditionally and
                         ---------
irrevocably guarantees to the Administrative Agent and the Lenders, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. This Parent Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations. The Parent agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this

Parent Guarantee, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Parent Guarantee for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any offset or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent under this Parent Guarantee, which shall remain obligated under this Parent Guarantee, notwithstanding any such payment or payments until the Obligations are paid in full and the Commitments are terminated.

          SECTION 8.02.  No Subrogation.  Notwithstanding any payment or
                         --------------
payments made by the Parent under this Parent Guarantee or any set-off or application of funds of the Parent by any Lender, the Parent shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of set-off held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Parent hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent in trust for the Administrative Agent and the Lenders, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Administrative Agent in the exact form received by the Parent (duly indorsed by the Parent to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          SECTION 8.03.  Amendments, etc., with respect to the Obligations.  The
                         -------------------------------------------------
Parent shall remain obligated under this Parent Guarantee notwithstanding that, without any reservation of rights against the Parent, and without notice to or further assent by the Parent, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, the Notes and the other Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time in accordance with the provisions of Section 10.01, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the obligations of the Parent under this Parent Guarantee or any property subject thereto.

          SECTION 8.04.  Guarantee Absolute and Unconditional.  The Parent
                         ------------------------------------
waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Parent Guarantee or acceptance of this Parent Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Parent Guarantee; and all dealings between the Borrower or the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Parent Guarantee. The Parent waives diligence, presentment, protest, notice of intent to accelerate, notice of acceleration, demand for payment and notice of default or nonpayment to or upon the Borrower or the Parent with respect to the Obligations. This Parent Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any Note, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, offset or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations of the Borrower, or of the Parent under this Parent Guarantee, in bankruptcy or in any other instance. When the Administrative Agent is pursuing its rights and remedies hereunder against the Parent, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Parent of any liability under this Parent Guarantee, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Parent.

          SECTION 8.05.  Reinstatement.  This Parent Guarantee shall continue to
                         -------------
be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of any of its property, or otherwise, all as though such payments had not been made.

          SECTION 8.06.  Payments.  The Parent hereby agrees that the
                         --------
Obligations will be paid to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as the case may be, without set-off or counterclaim in dollars in immediately available funds at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                     ARTICLE IX.  THE ADMINISTRATIVE AGENT

          SECTION 9.01.  Appointment.  Each Lender hereby irrevocably designates
                         -----------
and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          SECTION 9.02.  Delegation of Duties.  The Administrative Agent may
                         --------------------
execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          SECTION 9.03.  Exculpatory Provisions.  Neither the Administrative
                         ----------------------
Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent, the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document (except as the effectiveness or enforceability of any Loan Document may be affected by the due execution or delivery thereof by the Administrative Agent) or for any failure of the Parent, the Borrower or any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of its Subsidiaries (including, without limitation, the Borrower).

          SECTION 9.04.  Reliance by Administrative Agent.  The Administrative
                         --------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or as otherwise required by Section 10.01) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Majority Lenders (or as otherwise required by Section 10.01), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          SECTION 9.05.  Notice of Default.  The Administrative Agent shall not
                         -----------------
be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (except as otherwise required by
Section 10.01); provided that unless and until the Administrative Agent shall
                --------
have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 9.06.  Non-Reliance on Administrative Agent and Other Lenders.
                         ------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Parent, the Borrower and the other Subsidiaries of the Parent and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Parent and its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 9.07.  Indemnification.  The Lenders agree to indemnify the
                         ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent and without limiting the obligation of the Parent to do so), ratably according to their pro rata shares of the Aggregate Commitment in effect on the
                   --- ----
date on which indemnification is sought under this Section 9.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the Aggregate Commitment immediately prior to such
           --- ----
date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section
9.07 shall survive the payment of the Notes and all other amounts payable hereunder.

          SECTION 9.08.  Administrative Agent in Its Individual Capacity.  The
                         -----------------------------------------------
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Parent and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          SECTION 9.09.  Successor Administrative Agent.  The Administrative
                         ------------------------------
Agent may resign as Administrative Agent upon 20 days' notice to the Lenders.
If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                           ARTICLE X.  MISCELLANEOUS

          SECTION 10.01.  Amendments and Waivers.  Neither this Agreement, any
                          ----------------------
Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Parent and the Borrower (and, in the case of any Loan Document other than this Agreement, any Loan Party thereto) written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or the Parent, the Borrower and the other Loan Parties hereunder or thereunder or (b) waive any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment or modify the provisions of Section 2.05(c), in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.01 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Parent, the Borrower or any other Loan Party, of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release the Parent Guarantee or Ingleby Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article 9 without the written consent of the then

Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Parent, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the relevant Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          SECTION 10.02.  Notices.  All notices, requests and demands to or upon
                          -------
the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

  The Parent:     Caribiner International, Inc.
                  16 West 61st Street
                  New York, New York  10023
           Attention: Arthur Dignam
           Telecopy:  212-489-1644

  The Borrower:   Caribiner, Inc.
                  16 West 61st Street
                  New York, New York  10023
                  Attention: Arthur Dignam
                  Telecopy:  212-489-1644

                  with copies to:

                  Caribiner, Inc.
                  16 West 61st Street
                  New York, New York  10023
                  Attention: Hal Schwartz, Esq.
                  Telecopy:  212-582-6873

  The Administrative
  Agent:          The Chase Manhattan Bank
                  Loan and Agency Services
                  One Chase Manhattan Plaza
                  New York, New York  10081
                  Attention:  Sunita Vora
                  Telecopy:   (212) 552-5650
                  with copies to:

                  The Chase Manhattan Bank
                  Middle Market Banking Group
                  Westside Region
                  600 Fifth Avenue, 5th Floor
                  New York, New York  10020
                  Attention:  Tom Cox
                  Telecopy:   (212) 332-4370




provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to Section 2.03, 2.05, 2.06 or 2.13 shall not be effective until received.

          SECTION 10.03.  No Waiver; Cumulative Remedies.  No failure to
                          ------------------------------
exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 10.04.  Survival of Representations and Warranties.  All
                          ------------------------------------------
representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          SECTION 10.05.  Payment of Expenses and Taxes.  The Borrower agrees
                          -----------------------------
(a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the several Lenders (including the allocated fees and expenses of in-house counsel), and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes similar in nature, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the use or proposed use of proceeds of Loans hereunder (all the foregoing in this clause (d), collectively, the "indemnified liabilities"),
                                                 -----------------------
provided, that the Borrower shall have no obligation hereunder to the
--------
Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, respectively. The agreements in this Section 10.05 shall survive repayment of the Loans and all other amounts payable hereunder.

          SECTION 10.06.  Successors and Assigns; Participations and
                          ------------------------------------------
Assignments.  (a)  This Agreement shall be binding upon and inure to the benefit
-----------
of the Parent, the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that (subject to Section 6.05) neither the Parent nor the Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Parent, the Borrower, the other Loan Parties, and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to
(i) extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.01 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the participant, to a level below the rate at which the participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.01 hereof, requires the consent of each Lender. Each of the Parent and the Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing
                                                    --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.07(a) as fully as if it were a Lender hereunder. Each of the Parent and the Borrower also agrees that each Participant shall be entitled to the benefits of Sections
2.10 and 2.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case
                                                     --------
of Section 2.12 such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to
                 --------  -------
receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender, each of the Parent and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (such fee shall be waived if such assignment is made between the assigning Lender and any of its Affiliates), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Parent otherwise
               -------- -------
required under this paragraph shall not be required if an Event of Default under clause (f) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive absent manifest error, and the Parent, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph
(c) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (f) Subject to Section 10.16, the Parent authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any
                                                  ----------
prospective Transferee any and all financial information in such Lender's possession concerning the Parent and the Borrower and their Affiliates which has been delivered to such Lender by or on behalf of the Parent and the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Parent and the Borrower in connection with such Lender's credit evaluation of the Parent and the Borrower and their Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          SECTION 10.07.  Adjustments; Set-off.  (a)  If any Lender (a
                          --------------------
"benefitted Lender") shall at any time receive any payment of all or part of the
 ---------- ------
Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Article VII or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender's Loans or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or the Borrower, any such notice being expressly waived by the Parent and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Borrower, as the case may be. Each Lender agrees promptly to notify the Parent and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such
                                         --------
notice shall not affect the validity of such set-off and application.

          SECTION 10.08.  Counterparts.  This Agreement may be executed by one
                          ------------
or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent and the Administrative Agent.

          SECTION 10.09.  Severability.  Any provision of this Agreement which
                          ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.10.  Integration.  This Agreement and the other Loan
                          -----------
Documents represent the entire agreement of the Parent, the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 10.11.  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE
                          -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          SECTION 10.12.  Submission To Jurisdiction; Waivers.  Each of the
                          -----------------------------------
Parent and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent and the Borrower, as the case may be, at its address set forth in Section
     10.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 10.13.  Acknowledgements.  Each of the Parent and the Borrower
                          ----------------
hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent or the Borrower, as the case may be, arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Parent or the Borrower, as the case may be, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or between the Parent or the Borrower, as the case may be, and the Lenders.

          SECTION 10.14.  WAIVERS OF JURY TRIAL.  THE PARENT, THE BORROWER, THE
                          ---------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 10.15.  Headings.  Article and Section headings and the Table
                          --------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.16.  Confidentiality.  Each Lender agrees to keep the
                          ---------------
information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery to such Lender confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's directors, employees, representatives, attorneys, accountants, agents or Affiliates who are advised of the confidential nature of such information and agree to be bound by the provision of this Section 10.16,
(b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Parent unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees or potential Transferees who agree to be bound by the provisions of this Section 10.16, (e) to the extent required in connection with any litigation between the Parent or the Borrower, as the case may be, and any Lender with respect to the Loans or this Agreement or any other Loan Document, (f) to the Administrative Agent or any other Lender, (g) in connection with the exercise of any remedy hereunder or under the other Loan Documents or (h) with the Parent's prior written consent. The agreements in this Section 10.16 shall survive repayment of the Notes and all other amounts payable hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              CARIBINER INTERNATIONAL, INC.


                              By: /s/ Arthur Dignam
                                 ------------------
                                 Name:   Arthur Dignam
                                 Title:  Executive Vice President and Chief
                                         Financial Officer


                              CARIBINER, INC.


                              By: /s/ Arthur Dignam
                                 ------------------
                                 Name:   Arthur Dignam
                                 Title:  Executive Vice President and Chief
                                         Financial Officer


                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent


                              By: /s/ Tom Cox
                                 ------------
                                 Name:   Tom Cox
                                 Title:  Vice President


                              THE FIRST NATIONAL BANK OF BOSTON


                              By: /s/ Maura Wadlinger
                                 --------------------
                                 Name:   Maura Wadlinger
                                 Title:  Vice President


                              THE BANK OF NOVA SCOTIA


                              By: /s/ Brian S. Allen
                                 -------------------
                                 Name:   Brian S. Allen
                                 Title:  Senior Relationship Manager

                              THE BANK OF NEW YORK


                              By: /s/ Ted Ryan
                                 -------------
                                 Name:   Ted Ryan
                                 Title:  Senior Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Michael Richards
                                 ---------------------
                                 Name:   Michael Richards
                                 Title:  Vice President